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                                                                    EXHIBIT 31.1

                                  CERTIFICATION
         PURSUANT TO RULE 13a-14 OF THE SECURITIES EXCHANGE ACT OF 1934

      I, Matthew W. Lawver, certify that:

      1. I have reviewed this Annual Report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this Annual Report of First National Master Note Trust.

      2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report.

      3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports.

      4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement.

      Dated: March 30, 2005            /s/ Matthew W. Lawver
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                                       Matthew W. Lawver
                                       Senior Vice President,
                                       First National Bank of Omaha

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